Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

With reference to the Annual Report of Kulicke and Soffa Industries, Inc. Incentive Savings Plan (the “Plan”) on Form 11-K for the period ended December 31, 2002 (the “Report”), each of the undersigned hereby certifies for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that to his knowledge:

(i) the Report fully complies, in all material respects, with the requirements of section 15(d) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: July 31, 2003	By:	/s/ PETER P. CRISTALLO
Peter P. Cristallo Member of the Plan Administrator Committee

	By:	/s/ ROBERT F. AMWEG
Robert F. Amweg Member of the Plan Administrator Committee

This statement is submitted pursuant to 18 U.S.C. Section 1350 and shall not be deemed to be filed for the purposes of section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Kulicke and Soffa Industries, Inc. and will be retained by and furnished to the Securities and Exchange Commission or its staff upon request.